UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 18, 2022

DERMTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38118	84-2870849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11099 N. Torrey Pines Road, Suite 100
La Jolla, CA 92037
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code (858) 450-4222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DMTK	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

DermTech, Inc., or the Company, is filing this Amendment No. 1 to Current Report on Form 8-K/A, or Amendment No. 1, to amend the Company’s Current Report on Form 8-K filed on July 18, 2022, or the Original Form 8-K, to update certain disclosures therein under Item 5.02. The disclosure contained in Item 5.02 of the Original Form 8-K is hereby supplemented and amended by the disclosure contained in Item 5.02 of this Amendment No. 1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Original Form 8-K, the Company’s board of directors, or the Board, appointed Kirk Malloy and Mark Capone to the Board to fill two newly-created vacancies. At the time, the Board had not determined the committees to which each member would be named. This Amendment No. 1 is being filed to disclose that, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Dr. Malloy to serve on the Compensation Committee of the Board and Mr. Capone has been appointed to the Financing and Audit Committees of the Board, effective November 10, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMTECH, INC.

Date: November 15, 2022	By:	/s/ Kevin Sun
	Name:	Kevin Sun
	Title:	Chief Financial Officer